Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2012 Stock Option
Plan of Scientific Industries, Inc. of our report dated September 27, 2013, relating to the financial statements, which appear in Scientific Industries, Inc.'s Annual report on Form 10-K for the year ended June 30, 2013.



/s/ Nussbaum Yates Berg Klein & Wolpow, LLP
___________________________________________
Nussbaum Yates Berg Klein & Wolpow, LLP

Melville, New York
October 28, 2013